File Nos. 2-98772
                                                                        811-4347

              As filed with the Securities and Exchange Commission
                               On January 10, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1A

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

      Pre-Effective Amendment No. ____                               /   /

      Post-Effective Amendment No. ____                              /   /



 REGISTRATION STATEMENT UNDER THE INVESTMENT
           COMPANY ACT OF 1940

      Amendment No.  34                                              / X /
                    ---
                                    GMO TRUST
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                   40 Rowes Wharf, Boston, Massachusetts 02110
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                  617-330-7500
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 with a copy to:

   R. Jeremy Grantham                               J.B. Kittredge, Esq.
   GMO Trust                                        Ropes & Gray
   40 Rowes Wharf                                   One International Place
   Boston, Massachusetts 02110                      Boston, Massachusetts  02110
--------------------------------------------------------------------------------
                    (Name and address of agents for service)

        Pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Registrant has registered an indefinite number or amount of its shares of beneficial interest. The Registrant has filed a Rule 24f-2 Notice with respect to the Registrant's fiscal year ended February 29, 1996 on April 26, 1996.

 It is proposed that this filing will become effective:

/ X / Immediately upon filing pursuant to Section 8 of the Investment Company Act of 1940.

================================================================================




                                    GMO TRUST
                          (For Global Properties Fund)
                              CROSS REFERENCE SHEET

 N-1A Item No.                                                         Location
 -------------                                                         --------

 PART A
 ------

 Item 1.       Cover Page .......................................    Cover Page

 Item 2.       Synopsis..........................................    Schedule of Fees and
                                                                     Expenses

 Item 3.       Condensed Financial
               Information ......................................    Not Applicable

 Item 4.       General Description of
               Registrant........................................    Organization and
                                                                     Capitalization of
                                                                     the Trust;
                                                                     Investment
                                                                     Objectives and
                                                                     Policies;
                                                                     Description and
                                                                     Risks of Fund
                                                                     Investments;  Cover
                                                                     Page

 Item 5.       Management of the Fund............................    Management of the
                                                                     Trust
 Item 5A.      Management's Discussion
               of Fund Performance...............................    Not Applicable

 Item 6.       Capital Stock and Other
               Securities........................................    Organization and
                                                                     Capitalization of
                                                                     the Trust; Back
                                                                     Cover (Shareholder
                                                                     Inquiries)

 Item 7.       Purchase of Securities Being
               Offered...........................................    Purchase of Shares;
                                                                     Determination of Net
                                                                     Asset Value

 Item 8.       Redemption or Repurchase..........................    Redemption of
                                                                     Shares;
                                                                     Determination of Net
                                                                     Asset Value

 Item 9.       Pending Legal Proceedings.........................    None







 Part B

 Item 10.      Cover Page........................................    Cover Page

 Item 11.      Table of Contents.................................    Table of Contents

 Item 12.      General Information and
                      History....................................    Not Applicable

 Item 13.      Investment Objectives
                      and Policies...............................    Investment
                                                                     Objectives and
                                                                     Policies; Investment
                                                                     Restrictions

 Item 14.      Management of the Fund............................    Management of the
                                                                     Trust

 Item 15.      Control Persons and Principal
                      Holders of Securities......................    Description of the
                                                                     Trust and Ownership
                                                                     of Shares

 Item 16.      Investment Advisory and Other
                      Services...................................    Investment Advisory
                                                                     and Other Services

 Item 17.      Brokerage Allocation and Other
                      Practices..................................    Portfolio
                                                                     Transactions

 Item 18.      Capital Stock and Other
                      Securities.................................    Description of the
                                                                     Trust and Ownership
                                                                     of Shares

 Item 19.      Purchase, Redemption and Pricing
                      of Securities Being Offered................    See in Part A
                                                                     Purchase of Shares;
                                                                     Redemption of
                                                                     Shares;
                                                                     Determination of Net
                                                                     Asset Value

 Item 20.      Tax Status........................................    Income, Dividends,
                                                                     Distributions and
                                                                     Tax Status

 Item 21.      Underwriters......................................    Not Applicable


 Item 22.      Calculation of Performance
                      Data.......................................    Not Applicable

 Item 23.      Financial Statements..............................    Financial Statements










 Part C

        Information to be included in Part C is set forth under the appropriate item, so numbered, in Part C of this Registration Statement.



        The following documents are incorporated herein by reference:

 (1) The Prospectus relating to the Core Fund, the Tobacco-Free Core Fund, the Value Fund, the Growth Fund, the U.S. Sector Fund, the Small Cap Value Fund, the Small Cap Growth Fund, the Fundamental Value Fund, the REIT Fund, the International Core Fund, the Currency Hedged International Fund, the Foreign Fund, the Global Fund, the International Small Companies Fund, the Japan Fund, the Emerging Markets Fund, the Short-Term Income Fund, the Global Hedged Equity Fund, the Domestic Bond Fund, the International Bond Fund, the Currency Hedged International Bond Fund, the Global Bond Fund, the Emerging Country Debt Fund, the Inflation Indexed Bond Fund, the International Equity Allocation Fund, the World Equity Allocation Fund, the Global (U.S.+) Equity Allocation Fund and the Global Balanced Allocation Fund, each a series of GMO Trust, contained in Post-Effective Amendment No. 33 to the Trust's Registration Statement under the Investment Company Act of 1940 and Post-Effective Amendment No. 32 to the Trust's Registration Statement under the Securities Act of 1933 (File Nos. 2-98772, 811-4347), filed with the Securities and Exchange Commission on November 27, 1996.

 (2) The Statement of Additional Information (including the audited and unaudited financial highlights contained therein and the audited and unaudited financial statements incorporated by reference therein) relating to the Core Fund, the Tobacco-Free Core Fund, the Value Fund, the Growth Fund, the U.S. Sector Fund, the Small Cap Value Fund, the Small Cap Growth Fund, the Fundamental Value Fund, the REIT Fund, the International Core Fund, the Currency Hedged International Fund, the Foreign Fund, the Global Fund, the International Small Companies Fund, the Japan Fund, the Emerging Markets Fund, the Short-Term Income Fund, the Global Hedged Equity Fund, the Domestic Bond Fund, the International Bond Fund, the Currency Hedged International Bond Fund, the Global Bond Fund, the Emerging Country Debt Fund, the Inflation Indexed Bond Fund, the International Equity Allocation Fund, the World Equity Allocation Fund, the Global (U.S.+) Equity Allocation Fund and the Global Balanced Allocation Fund, each a series of GMO Trust, contained in Post-Effective Amendment No. 33 to the Trust's Registration Statement under the Investment Company Act of 1940 and Post-Effective Amendment No. 32 to the Trust's Registration Statement under the Securities Act of 1933 (File Nos. 2-98772, 811- 4347), filed with the Securities and Exchange Commission on November 27, 1996.

 (3) The Prospectus relating to the Pelican Fund, a series of GMO Trust, contained in Post- Effective Amendment No. 29 to the Trust's Registration Statement (File Nos. 2-98772, 811-4347) filed with the Securities and Exchange Commission on June 28, 1996;

 (4) The Statement of Additional Information (including the audited financial highlights contained therein and the audited financial statements incorporated by reference therein) relating to the Pelican Fund, a series of GMO Trust, contained in Post-Effective Amendment No. 29 to the Trust's Registration Statement (File Nos. 2-98772, 811-4347) filed with the Securities and Exchange Commission on June 28, 1996.







                          PRIVATE PLACEMENT MEMORANDUM
                                DECEMBER 20, 1996

                           GMO GLOBAL PROPERTIES FUND
                   40 ROWES WHARF, BOSTON, MASSACHUSETTS 02110

         The GMO GLOBAL PROPERTIES FUND (the "Fund") is one of thirty separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. The other portfolios are offered pursuant to a separate prospectus. The Fund's investment manager is GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC (the "MANAGER" or "GMO").

         The principal investment objective of the Fund is long-term capital growth primarily through investment in securities of issuers throughout the world which are engaged in or related to the real estate industry or which own significant real estate assets. Consideration of current income is secondary to this principal objective. The Fund invests at least 65 percent of its total assets in securities of real estate companies principally traded in the securities markets of at least three countries, one of which may be the United States.

         The Fund is a "non-diversified" portfolio, as defined in the Investment Company Act of 1940 (the "1940 Act"). See "Description and Risks of Fund Investments--Non-Diversified Portfolio" on page 8. A TABLE OF CONTENTS APPEARS ON PAGE 4 OF THIS PRIVATE PLACEMENT MEMORANDUM.

         The Fund offers  three  classes of shares:  Class I, Class II and Class
III. Eligibility for the classes is generally based on the total amount of assets that a client has invested with GMO (with Class I requiring the least total assets and Class III the most), all as described more fully herein. See "Multiple Classes--Eligibility for Classes" on pages 14 through 15.

         The classes differ solely with regard to (i) whether GMO or the GMO FUNDS DIVISION provides client service and reporting to shareholders of the class and (ii) the level of SHAREHOLDER SERVICE FEE borne by the class. These differences are described briefly below and in more detail elsewhere in this Private Placement Memorandum. ALL CLASSES OF THE FUND HAVE AN INTEREST IN THE SAME UNDERLYING ASSETS, ARE MANAGED BY GMO, AND PAY THE SAME INVESTMENT MANAGEMENT FEE.

                               INVESTMENT MANAGER
                                       GMO
                     Grantham, Mayo, Van Otterloo & Co. LLC

            CLIENT SERVICE PROVIDER                                               SHAREHOLDER SERVICE FEE
       GMO                  GMO FUNDS  DIVISION                The level of  Shareholder  Service Fee for each   class is set
 Class III Shares        Class I and Class II Shares           forth on the following page and described more fully
Tel: (617) 330-7500         Tel:(617) 790-5000                 under "Multiple Classes--Shareholder Service Fee."
Fax:  (617) 439-4192        Fax:   (617) 439-4290

---------------------------

         This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated December 20, 1996, as revised from time to time, is available free of charge by writing to GMO Funds Division, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617)790-5000. The Statement, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE FUND MAY INVEST UP TO 5% OF ITS NET ASSETS IN LOWER-RATED BONDS, COMMONLY KNOWN AS "JUNK BONDS." INVESTMENTS OF THIS TYPE ARE SUBJECT TO A GREATER RISK OF LOSS OF PRINCIPAL AND NON-PAYMENT OF INTEREST. INVESTORS SHOULD CAREFULLY ASSESS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THIS FUND. PLEASE SEE "DESCRIPTION AND RISKS OF FUND INVESTMENTS -- LOWER RATED SECURITIES."

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS








PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                CLASSES AND FEES
                                ----------------


                              ELIGIBILITY
                              REQUIREMENT*            SHAREHOLDER SERVICE FEE**
                              ------------            -------------------------

   Class I                    $1 million                        0.28%
   Class II                   $10 million                       0.22%
   Class III                  $35 million                       0.15%


------------------------------
* More detailed explanation of eligibility criteria is provided on page 14 and under "Multiple Classes -- Eligibility for Classes."
** As noted above, all classes of shares of the Fund pay the same investment management fee.



CLASS ELIGIBILITY
-----------------
     For full details of the class eligibility criteria summarized below and an explanation of how conversions between classes will occur, see "Multiple Classes
- Eligibility for Classes" and "Multiple Classes - Conversions Between Classes," beginning on page 15.

CLASS I AND CLASS II SHARES:

    Recognizing that institutional and individual investors with assets under GMO's management totalling less than $35 million have different service and reporting needs than larger client relationships, GMO has created the GMO Funds Division. GMO Funds Division delivers institutional-quality client services to clients investing between $1 million and $35 million. These services include professional and informative reporting, and access to meaningful analysis and explanation.

Class I Shares. Class I Shares are available to any investor who commits (after May 31, 1996) assets to GMO management to establish a "Total Investment" (as defined) with GMO of between $1 million and $10 million. In addition, all defined contribution retirement or pension plans are eligible only for Class I shares regardless of the size of their investment. Class I Shares will receive client service and reporting from GMO Funds Division and will bear a Shareholder Service Fee of 0.28%.

Class II Shares. Class II Shares are available to any investor who (i) has less than $7 million (but more than $0) under the management of GMO as of May 31, 1996, or (ii) commits (after May 31, 1996) assets to GMO management to establish a "Total Investment" (as defined) with GMO of between $10 million and $35 million. Class II Shares will receive client service and reporting from GMO Funds Division and will bear a Shareholder Service Fee of 0.22%.

    Purchasers  of  Class  I  and  Class  II  Shares   should  follow   purchase
instructions for such classes described under "Purchase of Shares" and direct questions to the Trust at (617) 790-5000.

CLASS III SHARES:

    GMO provides direct client service and reporting to owners of Class III Shares. These clients must have a "Total Investment" (as defined) with GMO of at least $35 million. Class eligibility requirements for existing clients of GMO as of May 31, 1996 are governed by special rules described in this Private Placement Memorandum.


Class III Shares. Class III Shares are available to any investor who (i) has at least $7 million under the management of GMO as of May 31, 1996, or (ii) commits (after May 31, 1996) assets to GMO management to establish a "Total Investment" (as defined) with GMO of at least $35 million. Class III Shares will receive client service and reporting directly from GMO, and will bear a Shareholder Service Fee of 0.15% of average net assets.

    Purchasers of Class III Shares should follow purchase instructions described under "Purchase of Shares" and direct questions to the Trust at (617) 330-7500.

                                TABLE OF CONTENTS




SCHEDULE OF FEES AND EXPENSES.............................................5

INVESTMENT OBJECTIVE AND POLICIES.........................................7

DESCRIPTION AND RISKS OF
    FUND INVESTMENTS......................................................7
    Portfolio Turnover....................................................7
    Non-Diversified Portfolio.............................................8
    Certain Risks of Foreign Investments..................................8
              General ....................................................8
              Emerging Markets............................................8
    Securities Lending....................................................8
    Depository Receipts...................................................9
    Convertible Securities................................................9
    Foreign Currency Transactions ........................................9
    Repurchase Agreements................................................10
    Debt and Other Fixed Income Securities
              Generally..................................................10
    Temporary High Quality Cash Items....................................10
    U.S. Government Securities and Foreign
              Government Securities......................................11
    Mortgage-Backed and Other Asset-Backed
              Securities.................................................11
              Collateralized Mortgage Obligations
                      ("CMOs"); Strips and
                      Residuals..........................................11
              Commercial Mortgage-Related
                      Securities.........................................12
    Adjustable Rate Securities...........................................12
    Lower Rated Securities...............................................12
    Zero Coupon Securities...............................................13
    Indexed Securities...................................................13
    Firm Commitments.....................................................13
    Reverse Repurchase Agreements and Dollar Roll
              Agreements.................................................13
    Illiquid Securities..................................................14

MULTIPLE CLASSES.........................................................14
    Shareholder Service Fees.............................................14
    Client Service - GMO and GMO Funds...................................14
    Eligibility for Classes..............................................14
    Conversions Between Classes..........................................15

PURCHASE OF SHARES.......................................................15
    Purchase Procedures..................................................16

REDEMPTION OF SHARES.....................................................17

DETERMINATION OF NET ASSET VALUE.........................................17

DISTRIBUTIONS............................................................18

TAXES....................................................................18

    Withholding on Distributions to Foreign
              Investors..................................................19
    Foreign Tax Credits..................................................19
    Loss of Regulated Investment Company Status..........................19

MANAGEMENT OF THE TRUST..................................................19

ORGANIZATION AND CAPITALIZATION
    OF THE TRUST.........................................................20

                          SCHEDULE OF FEES AND EXPENSES
                          -----------------------------



                                                            Class I     Class II      Class III
                                                            -------     --------      ---------

SHAREHOLDER TRANSACTION EXPENSES

    Cash Purchase Premium (as a percentage of amount
    invested)1                                                .60%         .60%          .60%

    Redemption Fees (as a percentage of amount redeemed)1     .30%         .30%          .30%


ANNUAL OPERATING EXPENSES

     Investment Management Fees after Fee Waiver3             .48%         .48%          .48%

     Shareholder Service Fee2                                 .28%         .22%          .15%

     Other Expenses3                                          .24%         .24%          .24%

     Total Operating Expenses3                               1.00%         .94%          .87%

EXAMPLES

     You would pay the following expenses on a $1,000 investment assuming 5% annual return with redemption at the end of each time period:


     -  1 Year                                                 $19          $19           $18
     -  3 Years                                                $41          $39           $37

     You would pay the following expenses on the same investment assuming no redemption:

     -  1 Year                                                 $16          $16           $15
     -  3 Years                                                $38          $36           $34


Annual Operating Expenses shown are based on estimated amounts for the Fund's first fiscal year.

The purpose of the foregoing table is to assist in understanding the various costs and expenses of the Fund that are borne by holders of Fund shares. THE FIVE PERCENT ANNUAL RETURN AND EXPENSE NUMBERS USED ARE NOT REPRESENTATIONS OF FUTURE PERFORMANCE OR EXPENSES. SUBJECT TO THE MANAGER'S UNDERTAKING TO WAIVE ITS FEE AND/OR BEAR CERTAIN EXPENSES FOR EACH FUND AS DESCRIBED IN THE TABLES, ACTUAL PERFORMANCE AND/OR EXPENSES MAY BE MORE OR LESS THAN SHOWN. Where a purchase premium and/or redemption fee is indicated as being charged by the Fund in certain instances, the foregoing examples assume the payment of such purchase premium and/or redemption fee even though such purchase premium and/or redemption fee is not applicable in all cases. (See "Purchase of Shares" and "Redemption of Shares").

                     NOTES TO SCHEDULE OF FEES AND EXPENSES

1. Purchase premiums and redemption fees apply only to cash transactions as set forth under "Purchase of Shares" and "Redemption of Shares" respectively. These fees are paid to and retained by the Fund itself and are designed to allocate transaction costs caused by shareholder activity to the shareholder generating the activity, rather than to the Fund as a whole. The Manager may reduce purchase premiums and/or redemption fees if the Manager determines there are minimal brokerage and/or other transaction costs caused by the purchase or occur under redemption. Generally, however, these fees are not waivable even when there are offsetting transactions. It is expected that the purchase premiums and redemption fees for this Fund will be eliminated once the net assets of the Fund exceed $100 million. However, even thereafter, the Fund will reserve the right to charge a purchase premium of up to 0.60% and a redemption fee of up to 0.30% on purchases or redemptions of amounts that are equal to or greater than 5% of the Fund's net assets.

2. Shareholder Service Fee ("SSF") paid to GMO for providing client services and reporting services.

        The level of SSF is the sole economic distinction between the various classes of Fund shares. A lower SSF for larger investments reflects that the cost of servicing client accounts is lower for larger accounts when expressed as a percentage of the account. See "Multiple Classes - Shareholder Service Fees" for more information.

3. The Manager has voluntarily undertaken to reduce its management fees and to bear certain expenses with respect to the Fund until further notice to the extent that the Fund's total annual operating expenses (excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes and excluding custodial fees would otherwise exceed 0.60% of the Fund's average daily net assets. Therefore, so long as the Manager agrees so to reduce its fees and bear certain expenses, total annual operating expenses (subject to such exclusions) of the Fund will not exceed this limitation. Absent such undertakings, the management fee for the Fund would be 0.75% and the total annual operating expenses for Class I, Class II and Class III shares would be 1.27%, 1.21% and 1.14%, respectively.

                        INVESTMENT OBJECTIVE AND POLICIES
                        ---------------------------------

     The GMO Global Properties Fund (the "Fund") seeks long-term growth of capital. The Fund pursues its objective by investing primarily in securities of issuers throughout the world which are principally engaged in or related to the real estate industry or which own significant real estate assets ("Real Estate Companies"). The Fund will not invest directly in real estate. A Real Estate Company is principally engaged in or related to the real estate industry if at least 50% of its assets, gross income or net profits are attributable to ownership, construction, management or sale of residential, commercial or industrial real estate, or to products or services that are related to the real estate industry. For these purposes, Real Estate Companies whose products or services are related to the real estate industry include manufacturers and distributors of building supplies and financial institutions which issue or service mortgages. Real Estate Companies may also include: equity real estate investment trusts, which own real estate directly; mortgage real estate investment trusts, which make construction, development or long-term mortgage loans; real estate brokers or developers; and issuers with substantial real estate holdings.

     The responsibility for allocating the Fund's assets among the various securities markets of the world is borne by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO") In making these allocations, the Manager will consider such factors as the condition and growth potential of the various economic and securities markets, currency and taxation considerations and other pertinent financial, social, national and political factors. The Manager anticipates that the Fund will give particular consideration to investments in the United Kingdom, Western Europe, Australia, Canada, the Far East (Japan, Hong Kong, Singapore, Malaysia and Thailand) and the United States. The percentage of the Fund's assets invested in particular geographic regions will shift from time to time in accordance with the judgment of the Manager. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities of Real Estate Companies principally traded in the securities markets of at least three countries (one of which may be the United States). A substantial portion of the assets of the Fund may be denominated or traded in foreign currencies.

     Although the Fund generally invests in common stocks, it may also invest in preferred stocks, convertible securities and fixed income securities including lower-rated fixed income securities (commonly known as "junk bonds"). Where lower-rated debt securities are secured by real estate assets, it is conceivable that the Fund could, in the event of default, end up holding the underlying real estate directly. Risks associated with such ownership could include potential liabilities under environmental laws and the costs of other regulatory compliance. If the Fund has rental income or income from the direct disposition of real property, the receipt of such income may adversely affect its ability to retain its tax status as a regulated investment company and thus its ability to avoid taxation on its income and gains distributed to its shareholders. See "Taxes."

     The investment objective of the Fund may be changed without shareholder approval. Unless specifically noted herein, the investment policies of the Fund may be changed without shareholder approval. There can be no assurance that the investment objective of the Fund will be achieved.

     Other Investments. The following describes or refers to a number of investments that may be made and investment practices that may be used by the Fund. For a more detailed description of the investment practices described and the risks associated with them, see "Description and Risks of Fund Investments" later in this Private Placement Memorandum. As indicated, the Fund expects to invest in securities of foreign issuers traded on U.S. exchanges and securities traded abroad, and may also invest in depository receipts and foreign exchange transactions. The Fund may also invest in adjustable rate securities, zero coupon securities and mortgage-backed and other asset-backed securities issued by the U.S. government, its agencies and by non-government issuers, including collateralized mortgage obligations ("CMO's"), strips and residuals. The Fund may lend portfolio securities valued at up to one-third of total assets and enter into repurchase agreements, reverse repurchase agreements and dollar roll agreements. The Fund may also invest in indexed securities the redemption values and/or coupons of which are indexed to the prices of other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. The Fund may also enter into firm commitment agreements with banks or broker-dealers, and may invest up to 15% of its net assets in illiquid securities.

     The Fund may use forward foreign currency contracts, currency futures contracts, options on currencies and buy and sell foreign currencies for hedging and for currency risk management. The put and call options on currency futures written by the Fund will always be covered.

     The Fund may also invest in securities of investment companies, such as closed-end investment management companies which invest in foreign markets, to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). As a shareholder of an investment company, the Fund may indirectly bear service fees which are in addition to the fees the Fund pays to its service providers.



                          DESCRIPTION AND RISKS OF FUND
                          -----------------------------
                                   INVESTMENTS
                                   -----------

     The following is a detailed description of the various investment practices in which the Fund may engage and the risks associated with their use.

PORTFOLIO TURNOVER
------------------

     Portfolio turnover is not a limiting factor with respect to investment decisions for the Fund. In any particular year, market conditions may well result in a greater rate than is presently anticipated. However, portfolio turnover for the Fund is not expected to exceed 100%. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and could involve realization of capital gains that would be taxable when distributed to shareholders of the Fund unless such shareholders are themselves exempt. See "Taxes" below.

NON-DIVERSIFIED PORTFOLIO
-------------------------

     The Fund is a "non-diversified" fund under the 1940 Act, and as such the Fund is permitted to (but is not required to) invest a higher percentage of its assets in the securities of fewer issuers. Such concentration could increase the risk of loss to the Fund should there be a decline in the market value of any one portfolio security. Investment in a non-diversified fund may therefore entail greater risks than investment in a diversified fund. Although the Fund is a "non-diversified" fund, it must meet certain diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986. See "Taxes".

CERTAIN RISKS OF FOREIGN INVESTMENTS
------------------------------------

     GENERAL. Investment in foreign issuers or securities principally traded overseas may involve certain special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in these foreign countries. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. Investors should also be aware that under certain circumstances, markets which are perceived to have similar characteristics to troubled markets may be adversely affected whether or not similarities actually exist.

EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign markets. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets, and enforcement of existing regulations has been extremely limited. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund's income from such securities. Finally, because publicly traded debt instruments of emerging markets represent a relatively recent innovation in the world debt markets, there is little historical data or related market experience concerning the attributes of such instruments under all economic, market and political conditions.

     In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries. There can be no assurance that adverse political changes will not cause the Fund to suffer a loss of any or all of its emerging markets investments and/or, in the case of fixed-income securities, interest thereon.

SECURITIES LENDING
------------------

     The Fund may make secured loans of portfolio securities amounting to not more than one-third of its total assets. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or U.S. Government Securities at least equal at all times to the market value of the securities lent. The borrower pays to the lending Fund an amount equal to any dividends or interest the Fund would have received had the securities not been lent. If the loan is collateralized by U.S. Government Securities, the Fund will receive a fee from the borrower. In the case of loans collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Manager has retained lending agents on behalf of several Funds of the Trust that are compensated based on a percentage of a Fund's return on the securities lending activity. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees approved by the Trustees of the Trust or persons acting pursuant to direction of the Board.


DEPOSITORY RECEIPTS
-------------------

     The  Fund  may  invest  in  American  Depositary  Receipts  (ADRs),  Global
Depository Receipts (GDRs) and European Depository Receipts (EDRs) (collectively, "Depository Receipts") if issues of such Depository Receipts are available that are consistent with the Fund's investment objective. Depository Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

CONVERTIBLE SECURITIES
----------------------

     A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to similar non-convertible securities. Convertible securities provide, through their conversion feature, an opportunity to participate in capital appreciation resulting from a market price advance in a convertible security's underlying common stock. The price of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. The Manager regards convertible securities as a form of equity security.



FOREIGN CURRENCY TRANSACTIONS
-----------------------------

     To the extent the Fund is invested in foreign securities, it may buy or sell foreign currencies or may deal in forward foreign currency contracts, that is, agree to buy or sell a specified currency at a specified price and future date. The Fund may use forward contracts for hedging, investment or currency risk management.

     The Fund may enter into forward contracts for hedging under three circumstances. First, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transaction, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

     Second, when the Manager of the Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Maintaining a match between the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

     Third, the Fund may engage in currency "cross hedging" when, in the opinion of the Manager, the historical relationship among foreign currencies suggests that the Fund may achieve the same protection for a foreign security at reduced cost through the use of a forward foreign currency contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated. By engaging in cross hedging transactions, the Fund assumes the risk of imperfect correlation between the subject currencies. These practices may present risks different from or in addition to the risks associated with investments in foreign currencies. See Appendix A, "Risks and Limitations of Options, Futures and Swaps."

     The Fund is not required to enter into hedging transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager. By entering into the above hedging transactions, the Fund may be required to forego the benefits of advantageous changes in the exchange rates.

     The Fund may also enter foreign currency forward contracts for investment and currency risk management. When the Fund uses currency instruments for such purposes, the foreign currency exposure of the Fund may differ substantially from the currencies in which the Fund's investment securities are denominated. However, the Fund's aggregate foreign currency exposure will not normally exceed 100% of the value of the Fund's securities, except that the Fund may use currency instruments without regard to this limitation if the amount of such excess, when aggregated with futures contracts, equity swap contracts and contracts for differences used in similar ways, does not exceed 10% of the Fund's net assets. The Fund may also enter into foreign currency forward contracts to give fixed income securities denominated in one currency (generally the U.S. dollar) the risk characteristics of similar securities denominated in another currency or for risk management in a manner similar to the Fund's use of futures contracts and related options.

     Except to the extent that the Fund may use such contracts for risk management, whenever the Fund enters into a foreign currency forward contract, other than a forward contract entered into for hedging, it will maintain cash, U.S. Government securities or other high grade debt obligations in a segregated account with its custodian with a value, marked to market daily, equal to the amount of the currency required to be delivered. The Fund's ability to engage in forward contracts may be limited by tax considerations.

     The Fund may use currency futures contracts and related options and options on currencies for the same reasons for which they use currency forwards. Except to the extent that the Fund may use futures contracts and related options for risk management, the Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, U.S. Government securities or other high grade debt obligations in a segregated account with its custodian. If at the close of business on any day the market value of the call purchased by the Fund falls below 100% of the market value of the call written by the Fund, the Fund will maintain an amount of cash, U.S. Government securities or other high grade debt obligations in a segregated account with its custodian equal in value to the difference. Alternatively, the Fund may cover the call option by owning securities denominated in the currency with a value equal to the face amount of the contract(s) or through segregating with the custodian an amount of the particular foreign currency equal to the amount of foreign currency per futures contract option times the number of options written by the Fund.

REPURCHASE AGREEMENTS
---------------------

     The Fund may enter into repurchase agreements with banks and broker-dealers by which the Fund acquires a security (usually an obligation of the Government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed-on price and date. The resale price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on temporarily available cash at no market risk, although there is a risk that the seller may default in its obligation to pay the agreed-upon sum on the redelivery date. Such a default may subject the Fund to expenses, delays and risks of loss including: (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (b) possible reduced levels of income and lack of access to income during this period and (c) inability to enforce rights and the expenses involved in attempted enforcement.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY
------------------------------------------------

     Debt and Other Fixed Income Securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to some specified index or market rate. Fixed income securities include securities issued by federal, state, local and foreign governments and related agencies, and by a wide range of private issuers.

     Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Fixed income securities denominated in foreign currencies are also subject to the risk of a decline in the value of the denominating currency.

     Because interest rates vary, it is impossible to predict the future income of the Fund investing in such securities. The net asset value of the Fund's shares will vary as a result of changes in the value of the securities in its portfolio and will be affected by the absence and/or success of hedging strategies.

TEMPORARY HIGH QUALITY CASH ITEMS
---------------------------------

     As described under "Investment Objectives and Policies" above, the Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the maintenance of a segregated account. These cash items must be of high quality and may include a number of money market instruments such as securities issued by the United States government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities the Fund will seek to minimize credit risk with respect to such investments.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES
------------------------------------------------------------

     U.S. Government Securities include securities issued or guaranteed by the U.S. government or its authorities, agencies or instrumentalities. Foreign
Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some U.S. Government Securities, such as U.S. Treasury bonds, are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-sponsored enterprises are not supported by the full faith and credit of the United States. Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer.

     Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community and the Inter-American Development Bank.

     Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, the value of an investment in the Fund which holds U.S. Government Securities or Foreign Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

     In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

MORTGAGE-BACKED AND OTHER ASSET-BACKED SECURITIES
-------------------------------------------------

     Mortgage-backed and other asset-backed securities may be issued by the U.S. government, its agencies or instrumentalities, or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed security. Prepayments occur when the mortgagor on an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying mortgages, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgages vary, there can be no certainty as to the predicted yield or average life of a particular issue of pass-through certificates. Prepayments are important because of their effect on the yield and price of the securities. During periods of declining interest rates, such prepayments can be expected to accelerate and the Fund would be required to reinvest the proceeds at the lower interest rates then available. In addition, prepayments of mortgages which underlie securities purchased at a premium could result in capital losses because the premium may not have been fully amortized at the time the obligation was prepaid. As a result of these principal prepayment features, the values of mortgage-backed securities generally fall when interest rates rise, but their potential for capital appreciation in periods of falling interest rates is limited because of the prepayment feature. The mortgage-backed securities purchased by the Fund may include Adjustable Rate Securities as such term is defined in "Descriptions and Risks of Fund Investment Practices -- Adjustable Rate Securities" below.

     Other "asset-backed securities" include securities backed by pools of automobile loans, educational loans and credit card receivables. Mortgage-backed and asset-backed securities of non-governmental issuers involve prepayment risks similar to those of U.S. government guaranteed mortgage-backed securities and also involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations.

     COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"); STRIPS AND RESIDUALS. A CMO is a security backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are issued in multiple classes or series which have different maturities representing interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its stated maturity. Thus, the early retirement of a particular class or series of CMO held by the Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

     CMOs include securities ("Residuals") representing the interest in any excess cash flow and/or the value of any collateral remaining on mortgages or mortgage-backed securities from the payment of principal of and interest on all other CMOs and the administrative expenses of the issuer. Residuals have value only to the extent income from such underlying mortgages or mortgage-backed securities exceeds the amounts necessary to satisfy the issuer's debt obligations represented by all other outstanding CMOs.

     CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and Residuals tend to be more volatile than other types of securities. IO Strips and Residuals also involve the additional risk of loss of a substantial portion of or the entire value of the investment if the underlying securities are prepaid. In addition, if a CMO bears interest at an adjustable rate, the cash flows on the related Residual will also be extremely sensitive to the level of the index upon which the rate adjustments are based.

COMMERCIAL MORTGAGE-RELATED SECURITIES. The Fund may invest in commercial mortgage-related securities. Commercial mortgage-related securities are securities that represent an interest in, or are secured by, mortgage loans secured by commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, and senior living centers. The commercial mortgage-related securities market is newer and in terms of total outstanding principal amount of issues is relatively small compared to the total size of the market for residential mortgage-related securities.

     Commercial mortgage-related securities are generally structured similarly to pass-through securities or to CMOs, although other structures are possible. They may pay fixed or adjustable rates of interest. Commercial mortgage-related securities have been issued in public or private transactions by a variety of public and private issuers.

     The commercial mortgage loans that underlie commercial mortgage-related securities generally lack standardized terms, which may complicate their structure. Commercial properties themselves tend to be unique and are more difficult to value than single family residential properties. Commercial mortgage loans also tend to have shorter maturities than residential mortgage loans, and may not be fully amortizing, meaning that they may have a significant principal balance, or "balloon" payment, due on maturity. Assets underlying commercial mortgage-related securities may relate only to a few properties or a single property. The risk involved in single property financings is highly concentrated. In addition, commercial properties, particularly industrial and warehouse properties, are subject to environmental risks and the burdens and costs of compliance with environmental laws and regulations. At the same time, commercial mortgage-related securities may have a lower prepayment risk than residential mortgage-related securities, because commercial mortgage loans generally prohibit or impose penalties on prepayments of principal. In addition, as described in the next paragraph, commercial mortgage-related securities often are structured with some form of credit enhancement to protect against potential losses on the underlying mortgage loans.

     Mortgage-related securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, designed to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default is designed to ensure timely payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through subordination of other debt, guarantees, insurance policies, or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. There can be no assurance that credit support will be sufficient to ensure the timely payment of principal and/or interest. Delinquencies or losses in excess of those anticipated could adversely affect the return on investment in such security. The Fund will not pay any separately stated fees for such credit support, although the existence of credit support may increase the price of a security.

ADJUSTABLE RATE SECURITIES
--------------------------

     Adjustable rate securities are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. They may be U.S. Government Securities or securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

LOWER RATED SECURITIES
----------------------

     The Fund may invest up to 5% of its assets in securities rated below investment grade (that is, rated below BBB by Standard & Poor's or below Baa by Moody's) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities ("Lower Rated Securities"). The Fund will not necessarily dispose of a security when its rating is reduced below its rating at the time of purchase, although the Manager will monitor the investment to determine whether continued investment in the security will assist in meeting the Fund's investment objective.

     Lower Rated Securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower Rated Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. To the extent the Fund invests in Lower Rated Securities achievement of the Fund's investment objective may be more dependent on the Manager's own credit analysis than is the case with higher quality bonds. The market for Lower Rated Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Lower Rated Securities. This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult. Securities of below investment grade quality are commonly referred to as "junk bonds." Securities in the lowest rating categories may be in poor standing or in default. Securities in the lowest investment grade category (BBB or Baa) have some speculative characteristics.

ZERO COUPON SECURITIES
----------------------

     When investing in "zero coupon" fixed income securities, the Fund is required to accrue interest income on these securities at a fixed rate based on the initial purchase price and the length to maturity, but these securities do not pay interest in cash on a current basis. The Fund is required to distribute the income on these securities to its shareholders as the income accrues, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO and PO strips.

INDEXED SECURITIES
------------------

     Indexed Securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency- indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified  currency  value  increases,  resulting  in a security  that  performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

     The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.

     Indexed securities in which the Fund may invest include so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

FIRM COMMITMENTS
----------------

     A firm commitment agreement is an agreement with a bank or broker-dealer for the purchase of securities at an agreed-upon price on a specified future date. The Fund may enter into firm commitment agreements with such banks and broker-dealers with respect to any of the instruments eligible for purchase by the Fund. The Fund will only enter into firm commitment arrangements with banks and broker-dealers which the Manager determines present minimal credit risks. The Fund will maintain in a segregated account with its custodian cash, U.S. Government Securities or other liquid high grade debt obligations in an amount equal to the Fund's obligations under firm commitment agreements.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS
--------------------------------------------------------

     The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

     Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

     In making such investments, the Fund will establish segregated accounts with its custodian in which the Fund will maintain cash, U.S. Government Securities or other liquid high grade debt obligations equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction with respect to borrowings.

ILLIQUID SECURITIES
-------------------

     The Fund may purchase "illiquid securities," i.e., securities which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Fund has valued the investment, which include securities whose disposition is restricted by securities laws, so long as no more than 15% of net assets would be invested in such illiquid securities. The Fund currently intends to invest in accordance with the SEC staff view that repurchase agreements maturing in more than seven days are illiquid securities. The SEC staff has stated informally that it is of the view that over-the-counter options and securities serving as cover for over-the-counter options are illiquid securities. While the Trust does not agree with this view, it will operate in accordance with any relevant formal guidelines adopted by the SEC.



                                MULTIPLE CLASSES
                                ----------------

     The Fund offers three classes of shares: Class I, Class II and Class III. Eligibility generally depends on the size of a client's total
investment with GMO, as described more fully in this section.   See
"Eligibility for Classes."

SHAREHOLDER SERVICE FEES
------------------------

     The principal economic difference among the various classes of shares is the level of Shareholder Service Fee which the classes bear for client and shareholder service, reporting and other support. The existence of multiple classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account. Thus, the Shareholder Service Fee is lower for classes where eligibility criteria require greater total assets under GMO's management.

     The Trust has adopted a Shareholder Servicing Plan with respect to the multiple classes of shares. Pursuant to the terms of the Shareholder Servicing Plan, the classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that class of shares:

                             Shareholder Service Fee
                             -----------------------

     Class I             Class II               Class III
     -------             --------               ---------

      0.28%               0.22%                   0.15%

CLIENT SERVICE - GMO AND GMO FUNDS
----------------------------------

     A significant distinction among classes is that clients eligible for Class I or Class II Shares are serviced by the Manager's GMO FUNDS DIVISION, a division of GMO established in April of 1996 to deliver institutional quality service and reporting to clients generally committing between $1 million and $35 million to GMO's management.

ELIGIBILITY FOR CLASSES
-----------------------

     Class I, Class II and Class III Shares: With certain exceptions described below, eligibility for Class I, Class II, and Class III Shares depends on a client's "TOTAL INVESTMENT" with GMO.

     For clients  establishing a relationship with GMO on or after June 1, 1996:
A client's Total Investment is equal at any time to the aggregate of all amounts contributed by the client to any registered investment company for which GMO acts as investment manager (a "GMO Fund"), less the "INVESTMENT COST" of all redemptions by the client from such Funds. Where applicable, the market value of assets managed by GMO for the client other than in a mutual fund, as of the prior month end, will be added to the client's Total Investment. For purposes of class eligibility, market appreciation or depreciation of a client's mutual fund account is not considered; the Total Investment of a client is affected only by the amount of purchases and redemptions made by the client. Further, it is assumed that any redemptions made by a client are satisfied first by market appreciation so that a redemption does not have Investment Cost except to the extent that the redemption or withdrawal exceeds the market appreciation of the client's account in a GMO Fund.

     Subject to the exceptions set forth following this table, the minimum Total Investment for a new client (establishing a GMO Account after June 1, 1996) to be eligible for Class I, II or III Shares is set forth below:


                              MINIMUM TOTAL INVESTMENT
                              ------------------------
      Class I                       $1 Million
      Class II                      $10 Million
      Class III                     $35 Million

     Investments by defined contribution pension plans (such as 401(k) plans) will be accepted only in Class I Shares regardless of the size of the investment, and will not be eligible to convert to other classes.

     For Clients with Accounts as of May 31, 1996: Any client of GMO whose Total Investment as of May 31, 1996 was equal to or greater than $7 million will remain eligible for Class III Shares indefinitely, provided that such client does not make a withdrawal or redemption that causes the client's Total Investment to fall below $7 million. Any client whose Total Investment as of May 31, 1996 was less than $7 million, but greater than $0, will convert to Class II Shares on or shortly after July 31, 1997. For clients with GMO accounts as of May 31, 1996, their initial Total Investment will equal the market value of all of their GMO investments as of the close of business on May 31, 1996 and will subsequently be calculated as described in the preceding section.

     There is no minimum for subsequent investments into any class of shares.

     The Manager will make all determinations as to aggregation of client accounts for purposes of determining eligibility.

CONVERSIONS BETWEEN CLASSES
---------------------------

     On July 31 of each year (the "DETERMINATION DATE") the value of each client's Total Investment with GMO, as defined above, will be determined. Based on that determination, each client's shares of all GMO Funds will be automatically converted to the class with the lowest Shareholder Service Fee for which the client is eligible based on the amount of the client's Total Investment. The conversion will occur within 15 business days following the Determination Date. Also, if a client makes an investment in a GMO Fund or puts additional assets under GMO's Management so as to cause the client to be eligible for a new class of shares, such determination will be made as of the close of business on the last day of the month in which the investment was made, and the conversion will be effected within 15 business days of that month-end.

     The Trust received a tax ruling from the Internal Revenue Service to the effect that the conversion of a client's investment from one class of shares to another class of shares in the same Fund should not result in the recognition of gain or loss in the converted Fund's shares. The client's tax basis in the new class of shares immediately after the conversion should equal the client's basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

     Certain special rules will be applied by the Manager with respect to clients for whom GMO managed assets prior to the creation of multiple classes for the Trust on May 31, 1996. Clients whose Total Investment as of May 31, 1996 is equal to $7 million or more will be eligible to remain invested in Class III Shares indefinitely (despite the normal $35 million minimum), provided that such client does not make a withdrawal or redemption that causes the client's Total Investment to fall below $7 million. Clients whose Total Investment as of May 31, 1996 is less than $7 million will be converted to Class II Shares (rather than Class I Shares) and such conversion will not occur until July 31, 1997 or slightly thereafter. Of course, if such a client makes an additional investment prior to July 31, 1997 such that their Total Investment on July 31, 1997 is $35 million or more, the client will remain eligible for Class III Shares.

     Investors should be aware that not all classes of all Funds are available in all jurisdictions.

                               PURCHASE OF SHARES
                               ------------------

     Shares of the Fund are available only from the Trust and may be purchased on any day when the New York Stock Exchange is open for business (a "business day"). Class I and Class II Shares may be purchased by calling (617) 790-5000. Class III Shares may be purchased by calling (617) 330-7500. See "Purchase Procedures" below.

     The purchase price of a share of the Fund is (i) the net asset value next determined after a subscription agreement is received in good order plus (ii) a premium established from time to time by the Trust for the Fund. All purchase premiums are paid to and retained by the Fund and are intended to cover the brokerage and other costs associated with putting the investment to work in the relevant markets. Each class of shares of the Fund has the same rate of purchase premium. The purchase premium currently in effect for the Fund is 0.60%. The Manager may reduce purchase premiums if the Manager determines that there are minimal brokerage and/or other transaction costs caused by the purchase. Generally, however, the premium is not waivable even when there are offsetting transactions.

     The purchase premium applies only to cash transactions. These fees are paid to and retained by the Fund itself and are designed to allocate transaction costs caused by shareholder activity to the shareholder generating the activity, rather than to the Fund as a whole. Purchase premiums are not sales loads.

     It is expected that the purchase premium for the Fund will be eliminated once the net assets of the Fund exceed $100 million. However, even thereafter, the Fund will reserve the right to charge a purchase premium of up to 0.60% on purchases that are equal to or greater than 5% of the Fund's net assets prior to the purchase.

     Shares may be purchased (i) in cash, (ii) in exchange for securities on deposit at The Depository Trust Company ("DTC") (or such other depository acceptable to the Manager), subject to the determination by the Manager that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. In all cases, the Manager reserves the right to reject any particular investment. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under "Determination of Net Asset Value" (generally the last quoted sale price) as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes may be realized by investors subject to federal income taxation upon the exchange, depending upon the investor's basis in the securities tendered.

     The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund. Investors interested in making in-kind purchases should telephone the Manager at (617) 330-7500.

     For purposes of calculating the purchase price of Trust shares, a subscription agreement is received by the Trust on the day that it is in "good order" and is accepted by the Trust. For a subscription agreement to be in "good order" on a particular day, the investor's consideration must be received before the relevant deadline on that day. If the investor makes a cash investment, the deadline for wiring Federal funds to the Trust is 2:00 p.m.; if the investor makes an investment in-kind, the investor's securities must be placed on deposit at DTC (or such other depository as is acceptable to the Manager) and 2:00 p.m. is the deadline for transferring those securities to the account designated by the transfer agent, Investors Bank & Trust Company, One Lincoln Plaza, Boston, Massachusetts 02205. Investors should be aware that approval of the securities to be used for purchase must be obtained from the Manager prior to this time. When the consideration is received by the Trust after the relevant deadline, the subscription agreement is not considered to be in good order and is required to be resubmitted on the following business day. With the prior consent of the Manager, in certain circumstances the Manager may, in its discretion, permit purchases based on receiving adequate written assurances that Federal Funds or securities, as the case may be, will be delivered to the Trust by 2:00 p.m. on or prior to the fourth business day after such assurances are received.

PURCHASE PROCEDURES:

     (a) General: Investors should call the Trust at (617) 790-5000 before attempting to place an order for Class I or Class II Shares. Investors should call the Trust at (617) 330-7500 before attempting to place an order for Class III Shares. The Trust reserves the right to reject any order for Trust shares. DO NOT SEND CASH, CHECKS OR SECURITIES DIRECTLY TO THE TRUST. Wire transfer and mailing instructions are contained on the SUBSCRIPTION AGREEMENT which can be obtained from the Trust at the telephone numbers set forth above.

     Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. The Trust will send a written confirmation (including a statement of shares owned) to shareholders at the time of each transaction.

     (b) Subscription Agreement: Investors must submit a Subscription Agreement to the Trust and it must be accepted by the Trust before it will be considered in "good order."

     Class I and Class II Shares: A Subscription Agreement for Class I and Class II Shares may be obtained by calling the Trust at (617) 790-5000. This Subscription Agreement may be submitted to the Trust (i) By Mail to GMO Trust c/o GMO Funds Division, 40 Rowes Wharf, Boston, MA 02110; or (ii) By Facsimile to (617) 439-4290.

     Class III Shares: A Subscription Agreement for Class III Shares may be obtained by calling the Trust at (617) 330-7500. This Subscription Agreement may be submitted to the Trust (i) By Mail to GMO Trust c/o Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; Attention: Shareholder
Services,  or  (ii) By  Facsimile  to  (617)  439-4192;  Attention:  Shareholder
Services.

     (c) Acceptance of Subscription Agreement: No Subscription Agreement is in "good order" until it has been accepted by the Trust. As noted above, investors should call the Trust at the telephone numbers indicated before attempting to place an order. If a Subscription Agreement is faxed to the Trust without first contacting the Trust, investors should not consider their order acknowledged until they have received notification from the Trust or have confirmed receipt of the order by contacting the Trust. A shareholder may confirm acceptance of a mailed or faxed Subscription Agreement by calling the Trust at (617) 330-7500 in the case of Class III Shares, or at (617) 790-5000 in the case of Class I or II Shares. If a Subscription Agreement is mailed to the Trust, it will be acted upon when received.

     (d) Payment: All Federal funds must be transmitted to Investors Bank & Trust Company for the account of the GMO Global Properties Fund. "Federal funds" are monies credited to Investors Bank & Trust Company's account with the Federal Reserve Bank of Boston.

         Note: The Trust may attempt to process orders for Trust shares that are submitted less formally than as described above but, in such cases, the investor should carefully review confirmations sent by the Trust to verify that the order was properly executed. The Trust cannot be held responsible for failure to execute orders or improperly executing orders that are not submitted in accordance with these procedures.

                              REDEMPTION OF SHARES
                              --------------------

         Shares of the Fund may be redeemed on any business day in cash or in kind. The redemption price is the net asset value per share next determined after receipt of the redemption request in "good order" less any applicable redemption fee. All redemption fees are paid to and retained by the Fund and are intended to cover the brokerage and other Fund costs associated with redemptions. All classes of the Fund bear the same redemption fee rate.

         The redemption fee currently in effect for the Fund is 0.30%. The Manager may reduce redemption fees if the Manager determines that there are minimal brokerage and/or other transaction costs caused by the redemption. Generally, however, the fee is not waivable even where there are offsetting transactions.

         The redemption fee applies only to cash transactions. These fees are paid to and retained by the Fund itself and are employed to allocate transaction costs caused by shareholder activity to the shareholder generating the activity, rather than to the Fund as a whole. Redemption fee is not sales loads or contingent deferred sales charges. It is expected that the redemption fee for the Fund will be eliminated once the net assets of the Fund exceed $100 million. However, even thereafter, the Fund will reserve the right to charge a redemption fee of up to 0.30% on redemptions that are equal to or greater than 5% of the Fund's net assets prior to the redemption.

         If the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash. Securities used to redeem Fund shares in-kind will be valued in accordance with the Fund's procedures for valuation described under "Determination of Net Asset Value." Securities distributed by the Fund in-kind will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Any in-kind redemptions will be of readily marketable securities to the extent available. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

         Payment on redemption will be made as promptly as possible and in any event within seven days after the request for redemption is received by the Trust in "good order." A redemption request is in "good order" if it includes the exact name in which shares are registered, the investor's account number and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. In addition, for a redemption request to be in "good order" on a particular day, the investor's request must be received by the Trust by 4:15 p.m. on a business day. When a redemption request is received after 4:15 p.m., the redemption request will not be considered to be in "good order" and is required to be resubmitted on the following business day. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust must specify, in full, the capacity in which they are acting. The redemption request will be considered "received" by the Trust only after (i) it is mailed to, and received by, the Trust at the appropriate address set forth above for purchase orders, or (ii) it is faxed to the Trust at the appropriate facsimile number set forth above for purchase orders, and the investor has confirmed receipt of the faxed request by calling the Trust at (617) 330-7500 in the case of Class III Shares, or at (617) 790-5000 in the case of Class I or Class II Shares. In-kind distributions will be transferred and delivered as directed by the investor. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

         When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds or securities may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days when the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Securities and Exchange Commission during periods when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors. Because the Fund will hold portfolio securities listed on foreign exchanges which may trade on days on which the New York Stock Exchange is closed, the net asset value of the Fund's shares may be significantly affected on days when shareholders have no access to such Funds.

                        DETERMINATION OF NET ASSET VALUE
                        --------------------------------

         The net asset value of a share is determined for the Fund once on each day on which the New York Stock Exchange is open as of 4:15 p.m., New York City Time, except that the Fund may not determine its net asset value on days during which no security is tendered for redemption and no order to purchase or sell such security is received by the Fund. The Fund's net asset value is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the most recent quoted bid price. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent quoted bid price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost, unless circumstances dictate otherwise. Circumstances may dictate otherwise, among other times, when the issuer's creditworthiness has become impaired.

         All other fixed income securities (which includes bonds, loans and structured notes) and options thereon are valued at the closing bid for such securities as supplied by a primary pricing source chosen by the Manager. While the Manager evaluates such primary pricing sources on an ongoing basis, and may change any pricing source at any time, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. However, the Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has the power to override any price supplied by a source (by taking a price supplied from another source) because of such price activity or because the Manager has other reasons to suspect that a price supplied may not be reliable.

         Other assets and securities for which no quotations are readily available are valued at fair value as determined in good faith by the Trustees or persons acting at their direction. The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees may determine in computing net asset value.

         Because of time zone differences, foreign exchanges and securities markets will usually be closed prior to the time of the closing of the New York Stock Exchange and values of foreign options and foreign securities will be determined as of the earlier closing of such exchanges and securities markets. However, events affecting the values of such foreign securities may occasionally occur between the earlier closings of such exchanges and securities markets and the closing of the New York Stock Exchange which will not be reflected in the computation of the net asset value of the Fund. If an event materially affecting the value of such foreign securities occurs during such period, then such securities will be valued at fair value as determined in good faith by the Trustees or persons acting at their direction.

         Because foreign securities, options on foreign securities and foreign futures are quoted in foreign currencies, fluctuations in the value of such currencies in relation to the U.S. dollar will affect the net asset value of shares of the Fund even though there has not been any change in the values of such securities and options, measured in terms of the foreign currencies in which they are denominated.
                                  DISTRIBUTIONS
                                  -------------

         The Fund intends to pay out as dividends substantially all of its net investment income (which comes from dividends and interest it receives from its investments and net short-term capital gains). For these purposes and for federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions are treated as short-term capital gain. The Fund also intends to distribute substantially all of its net long-term capital gains, if any, after giving effect to any available capital loss carryover. The policy of the Fund is to declare and pay distributions of its dividends, interest and foreign currency gains semi-annually. The Fund also intends to distribute net short-term capital gains and net long-term gains at least annually.

         All dividends and/or distributions will be paid in shares of the Fund, at net asset value, unless the shareholder elects to receive cash. There is no purchase premium on reinvested dividends or distributions. Shareholders may make this election by marking the appropriate box on theSubscription Agreement or by writing to the Trust.

                                      TAXES
                                      -----

         The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as the Fund so qualifies, the Fund itself will not pay federal income tax on the amount distributed.

         Fund distributions derived from interest, dividends and certain other income, including in general short-term capital gains, will be taxable as ordinary income to shareholders subject to federal income tax whether received in cash or reinvested shares. Designated distributions of any long-term capital gains whether received in cash or reinvested shares are taxable as such to shareholders subject to federal income tax, regardless of how long a shareholder may have owned shares in the Fund. Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions received by a shareholder with respect to those shares. A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

         For corporate shareholders, any distributions received by the Fund from REITs will not qualify for the corporate dividends-received deduction. The Fund's investments in REIT equity securities may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold. The Fund's investments in REIT equity securities may at other times result in the Fund's receipt of cash in excess of the REIT's earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes.

         The back-up withholding rules do not apply to tax exempt entities so long as each such entity furnishes the Trust with an appropriate certification. However, other shareholders are subject to back-up withholding at a rate of 31% on all distributions of net investment income and capital gain, whether received in cash or reinvested in shares of the Fund, and on the amount of the proceeds of any redemption of Fund shares paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided, where appropriate certification has not been provided for a foreign shareholder, or where the Trust is notified that the shareholder has underreported income in the past (or the shareholder fails to certify that he is not subject to such withholding).

         The  foregoing  is  a  general   summary  of  the  federal  income  tax
consequences for shareholders who are U.S. citizens, residents or domestic corporations. Shareholders should consult their own tax advisors about the tax consequences of an investment in the Fund in light of each shareholder's particular tax situation. Shareholders should also consult their own tax advisors about consequences under foreign, state, local or other applicable tax laws.

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS
-------------------------------------------------

         Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 31% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of net long-term capital gains to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are resident in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

FOREIGN TAX CREDITS
-------------------

         If, at the end of the fiscal year, more than 50% of the total assets of the Fund is represented by stock of foreign corporations, the Fund intends to make an election allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. In such case, the amounts of foreign income taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations. Shareholders of the Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the election described in this paragraph.

LOSS OF REGULATED INVESTMENT COMPANY STATUS
-------------------------------------------

         The Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements, in the case of high redemption levels and/or during the first year of its operations. If the Fund does not qualify for taxation as a regulated investment company for any taxable year, the Fund's income will be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains, will be taxable to shareholders as ordinary income and subject to withholding in the case of non-U.S. shareholders. In addition, in order to requalify for taxation as a regulated investment company, the Fund may be required to recognize unrealized gains, pay taxes on such gains, and make certain distributions.

                             MANAGEMENT OF THE TRUST
                             -----------------------

         The Fund is advised and managed by Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110 (the "Manager" or "GMO") which provides investment advisory services to a substantial number of institutional and other investors and to the other 29 GMO Funds. Each of the following four general partners holds a greater than 5% interest in the Manager: R. Jeremy Grantham, Richard A. Mayo, Eyk H.A.
Van Otterloo and Kingsley Durant.

         Under a Management Contract with the Trust, the Manager selects and reviews the Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

         The Management Contract provides for payment to the Manager of a management fee at the stated annual rate set forth under Schedule of Fees and Expenses. The Management Fee is computed and accrued daily, and paid monthly. The Manager has voluntarily agreed to waive its fee and to bear certain expenses until further notice in order to limit each Fund's annual expenses to specified limits (with certain exclusions). These limits and the terms applicable to them are described under Schedule of Fees and Expenses.

         Eyk H. A. Van Otterloo is primarily responsible for the day-to-day management of the Fund. Mr. Van Otterloo has served as a member of GMO for more than 15 years.

         Pursuant to an Administrative Services Agreement with GMO, Investors Bank & Trust Company provides administrative services to the Fund. GMO pays Investors Bank & Trust Company an annual fee for its services to the Fund.

         Pursuant to a Servicing Agreement with the Trust on behalf of each class of shares of the Fund, Grantham, Mayo, Van Otterloo & Co. LLC, in its capacity as the Trust's shareholder servicer (the "Shareholder Servicer") provides direct client service, maintenance and reporting to shareholders of each class of shares. Such servicing and reporting services include, without limitation, professional and informative reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in the correction and maintenance of client-related information.




                         ORGANIZATION AND CAPITALIZATION
                         -------------------------------
                                  OF THE TRUST
                                  ------------

         The Trust was established on June 24, 1985 as a business trust under Massachusetts law. The Trust has an unlimited authorized number of shares of beneficial interest which may, without shareholder approval, be divided into an unlimited number of series of such shares, and which are presently divided into thirty series of shares: one for the Fund and one for each of the other 29 GMO Funds. All shares of all series are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. All shares entitle their holders to one vote per share. Matters submitted to shareholder vote must be approved by each GMO Fund separately except (i) when required by the 1940 Act shares shall be voted together as a single class and (ii) when the Trustees have determined that the matter does not affect a particular GMO Fund, then only shareholders of the GMO Fund(s) affected shall be entitled to vote on the matter. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares or as otherwise required by law. Shares are freely transferable, are entitled to dividends as declared by the Trustees, and, in liquidation of the Trust, are entitled to receive the net assets of their GMO Fund, but not of any other GMO Fund. Shareholders holding a majority of the outstanding shares of all series may remove Trustees from office by votes cast in person or by proxy at a meeting of shareholders or by written consent.

         Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

================================================================================

                              SHAREHOLDER INQUIRIES
                              ---------------------
          Shareholders may direct inquiries regarding CLASS III Shares to Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                                (1-617-330-7500)

     Shareholders may direct inquiries regarding CLASS I or CLASS II Shares to GMO Funds Division,
                        40 Rowes Wharf, Boston, MA 02110
                                (1-617-790-5000)

================================================================================

                           GMO GLOBAL PROPERTIES FUND


                       STATEMENT OF ADDITIONAL INFORMATION


                                December 20, 1996








This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Private Placement Memorandum dated December 20, 1996, as amended from time to time and should be read in conjunction therewith. A copy of the Private Placement Memorandum may be obtained from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.






                                Table of Contents
                                -----------------

          Caption                                                         Page
          -------                                                         ----


INVESTMENT OBJECTIVES AND POLICIES...........................................1

INVESTMENT RESTRICTIONS......................................................1

INCOME, DIVIDENDS, DISTRIBUTIONS AND TAX STATUS..............................4

MANAGEMENT OF THE TRUST......................................................6

INVESTMENT ADVISORY AND OTHER SERVICES.......................................7

PORTFOLIO TRANSACTIONS.......................................................9

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES............................10

FINANCIAL STATEMENTS .......................................................14


                                       -i-








                       INVESTMENT OBJECTIVES AND POLICIES

         The investment objective and policies of the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.


                             INVESTMENT RESTRICTIONS

         Without a vote of the majority of the outstanding voting securities of the Fund, the Trust will not take any of the following actions with respect to the Fund:

                  (1) Borrow money except under the following circumstances: (i) The Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) The Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; (iii) The Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund establishes a segregated account with its custodian in which it maintains cash and/or high grade debt securities equal in value to its obligations in respect of these transactions. Under current pronouncements of the Securities and Exchange Commission and its staff such transactions are not treated as senior securities so long as and to the extent that the Fund establishes a segregated account with its custodian in which it maintains liquid assets, such as cash, U.S. Government securities or other appropriate high grade debt securities equal in value to its obligations in respect of these transactions.

                  (2) Purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

                  (3) Make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

                  (4) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

                  (5) Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

                  (6) Make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

                  (7) Invest in securities of any issuer if, to the knowledge of the Trust, officers and Trustees of the Trust and officers and partners of Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager") who beneficially own more than 1/2 of 1% of the securities of that issuer together beneficially own more than 5%.

                  (8) Concentrate more than 25% of the value of its total assets in any one industry (except that, as described in the Private Placement Memorandum, the Fund may invest more than 25% of its assets in real estate-related securities).

                  (9) Purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

                  (10) Issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if a Fund covers such securities by maintaining certain "segregated accounts." Similarly, so long as such segregated accounts are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by non-fundamental policy (f) below; any borrowing permitted by restriction 1 above; any collateral arrangements with respect to initial and variational margin permitted by non-fundamental policy (f) below; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

         Notwithstanding the latitude permitted by Restrictions 1, 3, and 5 above and non- fundamental policy (f) below, the Fund has no current intention of (a) borrowing money (other than temporary borrowings to meet redemption requests or to settle securities transactions) or (b) entering into short sales.

         It is contrary to the present policy of the Fund, which may be changed by the Trustees without shareholder approval, to:

                  (a) Invest in warrants or rights excluding options (other than warrants or rights acquired by the Fund as a part of a unit or attached to securities at the time of purchase), except that the Fund may invest in such warrants or rights so long as the aggregate value thereof (taken at the lower of cost or market) does not exceed 5% of the value of the Fund's total net assets; provided that within this 5%, not more than 2% of its net assets may be invested in warrants that are not listed on the New York or American Stock Exchange or a recognized foreign exchange.

                  (b) Invest in securities of an issuer, which, together with any predecessors or controlling persons, has been in operation for less than three consecutive years if, as a result, the aggregate of such investments would exceed 5% of the value of the Fund's net assets; except that this restriction shall not apply to any obligation of the U.S. Government or its instrumentalities or agencies.

                  (c) Buy or sell oil, gas or other mineral leases, rights or royalty contracts.

                  (d) Make investments for the purpose of gaining control of a company's management.

                  (e) Invest more than 15% of net assets (or such lower percentage permitted by the states in which shares are eligible for sale) in illiquid securities. The securities currently thought to be included as "illiquid securities" are restricted securities under the Federal securities laws (including illiquid securities traded under Rule 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities traded under Rule 144A are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

                  (f) Pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 331/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively is not deemed to be a pledge or encumbrance.)

         Except as indicated above in Restriction No. 1, all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

         The phrase "shareholder approval," as used in the Private Placement Memorandum, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.


                 INCOME, DIVIDENDS, DISTRIBUTIONS AND TAX STATUS

         The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). So long as a Fund qualifies for treatment as a regulated investment company, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

         The tax status of the Fund and the distributions which it may make are summarized in the Private Placement Memorandum under the heading "Taxes." The Fund intends to pay out substantially all of its ordinary income and net short-term capital gains, and to distribute substantially all of its net capital gain, if any, after giving effect to any available capital loss carryover. Net capital gain is the excess of net long-term capital gain over net short-term capital loss. It is the policy of the Fund to make distributions sufficient to avoid the imposition of a 4% excise tax on certain undistributed amounts. The recognition of certain losses upon the sale of shares of the Fund may be limited to the extent shareholders dispose of shares of one Fund and invest in shares of the same or another Fund.

         The Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert short-term capital gains or losses into long-term capital gains or losses. Qualification segments noted above may restrict the Fund's ability to engage in these transactions, and these transactions may affect the amount, timing and character of distributions to shareholders.

         Investment by the Fund in certain "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on distributions received from or the sale of its investment in such a company, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to treat a passive foreign investment company as a "qualified electing fund," or elect the mark-to-market election under proposed regulation 1.1291-8, which may have the effect of accelerating the recognition of income (without the receipt of cash) and increase the amount required to be distributed for the Fund to avoid taxation. Making either of these elections may therefore require the Fund to liquidate other investments to meet its distribution requirement, which may also accelerate the recognition of gain and affect the Fund's total return.

         In general, all dividends derived from ordinary income and short-term capital gain are taxable to investors as ordinary income (subject to special rules concerning the extent of the dividends received deduction for corporations) and long-term capital gain distributions are taxable to investors as long-term capital gains, whether such dividends or distributions are received in shares or cash. Tax exempt organizations or entities will generally not be subject to federal income tax on dividends or distributions from the Fund, except certain organizations or entities, including private foundations, social clubs, and others, which may be subject to tax on dividends or capital gains. Each organization or entity should review its own circumstances and the federal tax treatment of its income.

         The dividends-received deduction for corporations will generally apply to the Fund's dividends paid from investment income to the extent derived from dividends received by the Fund from domestic corporations.

         The Fund is subject to foreign withholding taxes on income and gains derived from foreign investments. Such taxes would reduce the yield on the Fund's investments, but, as discussed in the Private Placement Memorandum, may be taken as either a deduction or a credit by U.S. citizens and corporations if the Fund makes the election described in the Private Placement Memorandum.

                             MANAGEMENT OF THE TRUST

         The Trustees and officers of the Trust and their principal occupations during the past five years are as follows:

               R. Jeremy Grantham*. President-Domestic Quantitative and Trustee of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               Harvey R. Margolis. Trustee of the Trust. Mathematics Professor, Boston College.

               Eyk del Mol Van Otterloo. President-International of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               Jay  O.  Light.  Trustee  of the  Trust.  Professor  of  Business
               Administration,   Harvard  University;   Senior  Associate  Dean,
               Harvard University (1988- 1992).

               Richard Mayo. President-Domestic Active of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               Kingsley Durant. Vice President, Treasurer and Secretary of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               Susan Randall Harbert. Secretary and Assistant Treasurer of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               William R. Royer, Esq.. Clerk of the Trust. General Counsel, Grantham, Mayo, Van Otterloo & Co. (January, 1995 - Present). Associate, Ropes & Gray, Boston, Massachusetts (September, 1992 - January, 1995).

               Margaret McGetrick. Secretary of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               Jui Lai. Secretary of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.

               Ann Spruill. Secretary of the Trust. Partner, Grantham, Mayo, Van Otterloo & Co.


*Trustee is deemed to be an "interested person" of the Trust and the Manager, as defined by the 1940 Act.

         The mailing address of each of the officers and Trustees is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. The Trustees and officers of the Trust as a group own less than 1% of any class of outstanding shares of the Trust.

         Except as stated above, the principal occupations of the officers and Trustees for the last five years have been with the employers as shown above, although in some cases they have held different positions with such employers.

         Other than as set forth in the table below, no Trustee or officer of the Trust receives any direct compensation from the Trust or any series thereof:


             NAME OF PERSON,                      TOTAL ANNUAL COMPENSATION
                POSITION                               FROM THE TRUST

       Harvey R. Margolis, Trustee                         $40,000
       Jay O. Light, Trustee                               $40,000

         Messrs. Grantham, Mayo, Van Otterloo and Durant, and Mses. Harbert, McGetrick, Lai and Spruill, as partners of the Manager, will benefit from the management fees paid by the Fund.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts
--------------------

         As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under separate Management Contracts (each a "Management Contract") between the Trust and Grantham, Mayo, Van Otterloo & Co. (the "Manager"), subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for each Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions --Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers which furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

         As is disclosed in the Private Placement Memorandum, the Manager's compensation will be reduced to the extent that the Fund's annual expenses incurred in the operation of the Fund (including the management fee but excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes would exceed the percentage of the Fund's average daily net assets described therein. Because the Manager's compensation is fixed at an annual rate equal to this expense limitation, it is expected that the Manager will pay such expenses (with the exceptions noted) as they arise. In addition, the Manager's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale. The term "expenses" is defined in the statutes or regulations of such jurisdictions, and, generally speaking, excludes brokerage commissions, taxes, interest and extraordinary expenses. The Fund is not currently subject to any state imposed limit on expenses.

         The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager) and by the Fund's sole shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract will continue in effect for a period more than two years from the date of its execution only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

         Custodial Arrangements. Brown Brothers Harriman & Co. ("BBH"), 40 Water Street, Boston, Massachusetts 02109 serves as the Trust's custodian on behalf of the Fund. As such, BBH holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, BBH receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis. The Manager has voluntarily agreed with the Trust to reduce its management fees and to bear certain expenses with respect to the Fund until further notice to the extent that the Fund's total annual operating expenses (excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes would otherwise exceed the percentage of the Fund's daily net assets specified in the Private Placement Memorandum ("Schedule of Fees and Expenses"). Therefore so long as the Manager agrees so to reduce its fee and bear certain expenses, total annual operating expenses (subject to such exclusions) of the Fund will not exceed this stated limitation. Absent such agreement by the Manager to waive its fees, management fees for the Fund and the annual operating expenses for the Fund would be as stated in the Private Placement Memorandum.

         Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a single Servicing Agreement with each Fund of the Trust, Grantham, Mayo, Van Otterloo & Co. provides direct client service, maintenance and reporting to shareholders of the Funds. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of the full Board of Trustees. The Servicing
Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days written notice to the other party.

         Independent Accountants. The Trust's independent accountants are Price Waterhouse LLP, 160 Federal Street, Boston, Massachusetts 02110. Price Waterhouse LLP conducts annual audits of the Trust's financial statements, assists in the preparation of each Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.


                             PORTFOLIO TRANSACTIONS

         The purchase and sale of portfolio securities for the Fund and for the other investment advisory clients of the Manager are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may sell indirectly a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

         Transactions involving the issuance of Fund shares for securities or assets other than cash, will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (a) such securities meet the investment objectives and policies of the Fund; (b) such securities are acquired for investment and not for resale; (c) such securities are liquid securities which are not restricted as to transfer either by law or liquidity of market; and (d) such securities have a value which is readily ascertainable as evidenced by a listing on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a recognized foreign exchange.

         Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are judgmental considerations.

         Over-the-counter transactions often involve dealers acting for their own account.

         Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager will receive such services from brokers who are expected to handle a substantial amount of the portfolio transactions of each Fund of the Trust. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses such research in servicing other clients as well as the Fund.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 and subject to such policies as the Trustees of the Trust may determine, the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

         The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June

24, 1985. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The fiscal year for the Fund ends on February 28.

         Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of thirty series: the Core Fund; the Value Fund; the Growth Fund; the Pelican Fund; the Short-Term Income Fund; the Small Cap Value Fund; the Fundamental Value Fund, the Tobacco-Free Core Fund; the U.S. Sector Fund; the Small Cap Growth Fund; the International Core Fund; the Japan Fund; the International Bond Fund; the Emerging Markets Fund; the Global Properties Fund; the Emerging Country Debt Fund; the Domestic Bond Fund; the Currency Hedged International Bond Fund; the Global Hedged Equity Fund; the Currency Hedged International Core Fund; the International Small Companies Fund; the REIT Fund; the Global Bond Fund; the Inflation Indexed Bond Fund; the Foreign Fund; the Global Fund; the International Equity Allocation Fund; the World Equity Allocation Fund; the Global (U.S.+) Equity Allocation Fund and the Global Balanced Allocation Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial and transfer agency expenses, but there is no present intention to make such charges.

         The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to six classes of shares for each series of the Trust (except for the Pelican Fund): Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares and Class VI Shares.

         The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

Voting Rights
-------------

         As summarized in the Private Placement Memorandum, shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the Investment Company Act of 1940, shares shall be voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of such affected Funds shall be entitled to vote thereon. Shareholders of one Fund shall not be entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies or restrictions of the other Fund and the approval of the investment advisory contracts of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

         There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

         No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

Shareholder and Trustee Liability
---------------------------------

         Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the relevant Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund of which he is or was a shareholder would be unable to meet its obligations.

         The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                              FINANCIAL STATEMENTS

         The Trust's audited financial statements for the fiscal year ended February 29, 1996 included in the Trust's Annual Reports filed with the Securities and Exchange Commission on May 7, 1996 pursuant to Section 30(d) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference.

         The Trust's unaudited financial statements for the six month period ended August 31, 1996 included in the Trust's Semi-Annual Reports filed with the Securities and Exchange Commission on November 8, 1996 pursuant to Section 30(d) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, are also hereby incorporated in this Statement of Additional Information by reference.

         The Trustees of the Trust have approved, effective December 1, 1996, a change in the name of the Core II Secondaries Fund to the GMO Small Cap Value Fund.

                                    GMO TRUST


                            PART C. OTHER INFORMATION


Item 24.  Financial Statements and Exhibits

     (a) Financial Statements: See "Financial Statements" in the Statement of Additional Information. The Financial Statements required pursuant to
         Item 23 of Form N-1A are hereby incorporated by reference to the Annual Reports and Semi-Annual Reports to shareholders previously filed with the Commission by means of EDGAR pursuant to the requirements of
         Section 30(d) of the 1940 Act and the rules promulgated thereunder.

     (b) Exhibits

         1.    Amended  and  Restated  Agreement  and  Declaration  of  Trust --
               Exhibit 1.

         2.    Amended and Restated By-laws of the Trust -- Exhibit 2.

         3.    None.

         4.    Not Applicable.

         5.    (a)  Form of Management Contracts between the Trust, on behalf of each of its GMO Core Fund, GMO Currency Hedged International Bond Fund, GMO International Core Fund, GMO Growth Fund (formerly "GMO Growth Allocation Fund"), Pelican Fund, GMO Value Fund (formerly "GMO Value Allocation Fund"), GMO International Small Companies Fund, GMO Japan Fund, GMO Short-Term Income Fund, GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Fundamental Value Fund, GMO Tobacco-Free Core Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Bond Fund, GMO Emerging Country Debt Fund, GMO Emerging Markets Fund, GMO Domestic Bond Fund, GMO Global Hedged Equity Fund and GMO Currency Hedged International Core Fund, and Grantham, Mayo, Van Otterloo & Co. ("GMO")1;

               (b)  Form  of  Consulting  Agreement   (sub-advisory   agreement)
                    between GMO, on behalf of its GMO Emerging Markets Fund, and Dancing Elephant, Ltd.1;







               (c) Form of Management Contract between the Trust, on behalf of each of its GMO REIT Fund, GMO Global Bond Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO Global Fund, GMO Small Cap Growth Fund and GMO Inflation Indexed Bond Fund, and GMO2;

               (d) Form of Management Contract between the Trust, on behalf of the GMO Global Properties Fund, and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO LLC") - Exhibit 5.

         6.    None.

         7.    None.

         8.    (a)  Custodian  Agreement (the "IBT Custodian  Agreement")  among the Trust, on behalf of its GMO Core Fund, GMO Currency Hedged International Bond Fund (formerly "GMO SAF Core Fund"), GMO Value Fund (formerly "GMO Value Allocation
                    Fund"), GMO Growth Fund (formerly "GMO Growth Allocation Fund"), and GMO Short-Term Income Fund, GMO and Investors Bank & Trust Company ("IBT")1;

               (b) Custodian Agreement ("BBH Custodian Agreement") among the Trust, on behalf of its GMO International Core Fund and GMO Japan Fund, GMO and Brown Brothers Harriman & Co. ("BBH")1;

               (c) Custodian Agreement ("State Street Custodian Agreement") among the Trust, on behalf of its Pelican Fund, GMO and State Street Bank and Trust Company ("State Street")1;

               (d) Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of its GMO Tobacco-Free Core Fund, GMO Fundamental Value Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Bond Fund, GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Emerging Country Debt Fund, GMO Domestic Bond Fund, GMO Currency Hedged International Core Fund, GMO and IBT1;

               (e) Forms of Letter Agreements with respect to the BBH Custodian Agreement among the Trust, on behalf of its GMO Emerging
                    Markets Fund, GMO Global Hedged Equity Fund and GMO International Small Companies Fund, GMO and BBH1;

               (f) Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of its GMO REIT Fund, GMO Global Bond Fund, GMO International Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO Small Cap Growth Fund and Inflation Indexed Bond Fund, GMO and IBT2;

               (g) Forms of Letter Agreements with respect to the BBH Custodian Agreement among the Trust, on behalf of its GMO Foreign Fund, GMO Global Fund (formerly "GMO Global Active Fund"), GMO and BBH2.

               (h) Form of Letter Agreement with respect to the BBH Custodian Agreement among the Trust, on behalf of its GMO Global Properties Fund, GMO LLC and BBH - Exhibit 8.

         9.    (a)  Transfer Agency  Agreement among the Trust, on behalf of its
                    GMO Core Fund, GMO Currency Hedged International Bond Fund, GMO Growth Fund (formerly "GMO Growth Allocation Fund"), GMO Value Fund (formerly "GMO Growth Allocation Fund"), GMO Short-Term Income Fund, GMO International Core Fund and GMO Japan Fund, GMO and IBT1;

               (b) Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of each of its GMO Fundamental Value Fund, GMO Tobacco-Free Core Fund, GMO U.S. Sector Fund, GMO International Bond Fund, GMO Emerging Markets
                    Fund, GMO Emerging Country Debt Fund, GMO Domestic Bond Fund, GMO Global Hedged Equity Fund, GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO International Small Companies Fund, Pelican Fund and GMO Currency Hedged International Core Fund, GMO and IBT1;

               (c) Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of each of its GMO REIT Fund, GMO Global Bond Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO Global Fund, GMO Small Cap Growth Fund and GMO Inflation Indexed Bond Fund, GMO and IBT2;

               (d) Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of its GMO Global Properties Fund, GMO LLC and IBT -- Exhibit 9.1.

               (e) Form of Notification of Fee Waiver and Expense Limitation by GMO LLC to the Trust relating to all Funds of the Trust --
                    Exhibit 9.2.

               (f) Form of Amended and Restated Servicing Agreement between the Trust, on behalf of the Funds, and GMO LLC -- Exhibit 9.3.

         10.   (a)  Opinion  and  Consent  of Ropes & Gray with  respect  to all
                    Funds of the Trust (except with respect to the GMO REIT Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO Global Fund, GMO Small Cap Growth Fund, GMO Inflation Indexed Bond Fund and GMO Global Properties Fund)2;

               (b) Opinion and Consent of Ropes & Gray with respect to the GMO REIT Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global Balanced
                    Allocation Fund, GMO Global Active Fund, GMO Small Cap Growth Fund, GMO Inflation Indexed Bond Fund and GMO Global Properties Fund (to be filed with Rule 24f-2 Notice).

         11.   Consent of Price Waterhouse LLP -- Exhibit 11.

         12.   None.

         13.   None.

         14.   Prototype Retirement Plans1.

         15.   None.

         16.   Not Applicable.

         17.   Financial Data Schedule -- Exhibit 17.

         18.   Form of Rule 18f-3 Multiclass Plan2.

Item 25.       Persons Controlled by or Under Common Control with Registrant

               None.

Item 26.       Number of Holders of Securities

               The following table sets forth the number of record holders of each class of securities of the Trust as of January 2, 1997:

               (1)                                                     (2)

                                                                    Number of
               Title of Class                                    Record Holders
               --------------                                    --------------

               Shares of Beneficial Interest
               Core Fund
                 Class I -                                              3
                 Class II -                                             2
                 Class III -                                           246

               Shares of Beneficial Interest
               Growth Fund
                 Class III -                                           133

               Shares of Beneficial Interest
               Value Fund
                 Class III -                                           156

               Shares of Beneficial Interest
               Short-Term Income Fund
                 Class III -                                           61

               Shares of Beneficial Interest
               International Core Fund
                 Class I -                                              1
                 Class II -                                             2
                 Class III -                                           451

               Shares of Beneficial Interest
               Japan Fund
                 Class III -                                           51

               Shares of Beneficial Interest
               Tobacco-Free Core Fund
                 Class III -                                            5

               Shares of Beneficial Interest
               Fundamental Value Fund
                 Class III -                                           14

               Shares of Beneficial Interest
               International Small Companies Fund
                 Class III -                                           257

               Shares of Beneficial Interest
               Small Cap Value Fund
                 Class III -                                           142

               Shares of Beneficial Interest
               U.S. Sector Fund
                 Class I -                                              1
                 Class III -                                           10

               Shares of Beneficial Interest
               International Bond Fund
                 Class III -                                          130

               Shares of Beneficial Interest
               Small Cap Growth Fund
                 Class III -                                           30

               Shares of Beneficial Interest
               Emerging Markets Fund
                 Class II -                                             1
                 Class III -                                           404

               Shares of Beneficial Interest
               Emerging Country Debt Fund
                 Class I -                                              6
                 Class III -                                           351

               Shares of Beneficial Interest
               Global Hedged Equity Fund
                 Class III -                                           122

               Shares of Beneficial Interest
               Domestic Bond Fund
                 Class I -                                              1
                 Class III -                                           149

               Shares of Beneficial Interest
               Currency Hedged Int'l Bond Fund
                 Class III -                                           221

               Shares of Beneficial Interest
               Currency Hedged Int'l Core Fund
                 Class III -                                           77

               Shares of Beneficial Interest
               Global Bond Fund
                 Class III -                                           11

               Shares of Beneficial Interest
               REIT Fund
                 Class I -                                              6
                 Class III -                                           101

               Shares of Beneficial Interest
               Foreign Fund
                 Class I -                                              6
                 Class II -                                             1
                 Class III -                                           63

               Shares of Beneficial Interest
               International Equity Allocation Fund
                 Class II -                                             1
                 Class III -                                            7

               Shares of Beneficial Interest
               World Equity Allocation Fund
                 Class I -                                              4
                 Class III -                                            4

               Shares of Beneficial Interest
               Global (U.S.+) Equity Allocation Fund
                 Class III -                                           94

               Shares of Beneficial Interest
               Global Balanced Allocation Fund
                 Class I -                                              7
                 Class II -                                             1

               Shares of Beneficial Interest
               Global Properties Fund
                 Class III -                                           16

               Shares of Beneficial Interest -                        997

               Pelican Fund (as of 5/31/96)

Item 27.        Indemnification

                See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 28.        Business and Other Connections of Investment Adviser

                See Item 28 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 29.        Principal Underwriters

                Not Applicable.

Item 30.        Location of Accounts and Records

                See Item 30 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 31.        Management Services

                Not Applicable.

Item 32.        Undertakings

         (a) See Item 33 of Post-Effective Amendment No. 1 which is hereby incorporated by reference.

         (b) See Item 33 of Post-Effective Amendment No. 1 which is hereby incorporated by reference.

         (c) Registrant hereby undertakes to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders containing the information required by Item 5A of Form N-1A omitted from the Prospectus, upon request and without charge.




----------------

1  =     Previously  manually filed with the Securities and Exchange  Commission and incorporated herein by reference.

2  =     Previously  electronically  filed  with  the  Securities  and  Exchange
         Commission and incorporated herein by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment No. 34 under the Investment Company Act of 1940 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 10th day of January, 1997.


                                            GMO Trust

                                            By:  R. JEREMY GRANTHAM*
                                                 -------------------------------
                                                 R. Jeremy Grantham
                                                 President - Quantitative;
                                                 Principal Executive Officer;
                                                 Title:  Trustee


    Pursuant to the Investment Company Act of 1940, this Post-Effective Amendment No. 34 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                        Title                                  Date
----------                        -----                                  ----

R. JEREMY GRANTHAM*          President - Quantitative; Principal     January 10,
-------------------------    Executive Officer; Trustee              1997
R. Jeremy Grantham

KINGSLEY DURANT*
-------------------------    Treasurer; Principal Financial and      January 10,
Kingsley Durant              Accounting Officer                      1997

HARVEY R. MARGOLIS*          Trustee                                 January 10,
-------------------------                                            1997
Harvey R. Margolis

JAY O. LIGHT*                Trustee                                 January 10,
-------------------------                                            1997
Jay O. Light



                                      * By: /s/ William R. Royer
                                           --------------------------
                                                William R. Royer
                                                Attorney-in-Fact







                                POWER OF ATTORNEY


    We, the undersigned officers and trustees of GMO Trust, a Massachusetts business trust, hereby severally constitute and appoint William R. Royer our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming our signatures as they may be signed by our said attorneys on said Registration Statement.

    Witness our hands and common seal on the date set forth below.

                      (Seal)



Signature                              Title                         Date
---------                              -----                         ----

                                 President-Domestic;
                                 Principal Executive
/S/ R. Jeremy Grantham           Officer; Trustee                March 12, 1996
--------------------------
R. Jeremy Grantham


/S/ Eyk H.A. Van Otterloo        President-International         March 12, 1996
--------------------------
Eyk H.A. Van Otterloo


/S/ Harvey Margolis              Trustee                         March 12, 1996
--------------------------
Harvey Margolis


                                 Treasurer; Principal
                                 Financial and
/S/ Kingsley Durant              Accounting Officer              March 12, 1996
--------------------------
Kingsley Durant






                                POWER OF ATTORNEY


    I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint William R. Royer my true and lawful attorney, with full power to him to sign for me, and in my names and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

    Witness my hand and common seal on the date set forth below.

                      (Seal)



Signature                           Title                              Date
---------                           -----                              ----


/S/ JAY O. LIGHT                   Trustee                         May 23, 1996
--------------------
Jay O. Light






                                  EXHIBIT INDEX

                                    GMO TRUST



Exhibit No.        Title of Exhibit
-----------        ----------------

1                  Form of Amended and Restated  Agreement  and  Declaration  of
                   Trust.

2                  Form of Amended and Restated By-Laws of the Trust.

5 Form of Management Contract between the Trust, on behalf of the GMO Global Properties Fund, and GMO LLC.

8 Form of Letter Agreement with respect to the BBH Custodian Agreement among the Trust, on behalf of its GMO Global Properties Fund, GMO LLC and BBH

9.1 Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of its GMO Global Properties Fund, GMO LLC and IBT.

9.2 Form of Notification of Fee Waiver and Expense Limitation by GMO LLC to the Trust relating to all Funds of the Trust.

9.3 Form of Amended and Restated Servicing Agreement between the Trust, on behalf of the Funds, and GMO LLC.

11                 Consent of Price Waterhouse LLP.

17                 Financial Data Schedule.